Exhibit 23

CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS





We consent to the incorporation by reference in the Prospectus constituting part of the Post-Effective Amendment on Form S-8 to the Registration Statement on Form S-1 (No. 2-81255) pertaining to the 1981 Incentive Stock Option Plan and Employee Stock Purchase Plan, in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 2-94170) pertaining to the 1984 Stock Option Plan, in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 33-1412) pertaining to the Plus Development 1987 Stock Option Plan of Quantum Corporation, in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 33-52192) pertaining to the Employee Stock Purchase Plan and in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 33-72222) pertaining to the 1993 Long-Term Incentive Plan, of our report dated April 22, 1994, with respect to the consolidated financial statements and schedules of Quantum Corporation included in the Annual Report on Form 10-K for the year ended March 31, 1994.



Ernst & Young
Palo Alto, California
June 1, 1994